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                                                                   EXHIBIT 10.17


                         DEALERSHIP STANDARDS ADDENDUM

                                      FOR

                            BOOMERSHINE ISUZU, INC.

                             DBA BOOMERSHINE ISUZU

             EFFECTIVE FROM AND AFTER ______________ UNTIL AMENDED

In accordance with Section 5 of our Isuzu Dealer Sales and Service Agreement with you dated ___________, and Article III of the Isuzu Dealer Sales and Service Agreement Additional Provisions thereto, you agree to.

1. Furnish to us, on or before the tenth day of each month, on such forms or by such means as we may designate, complete and accurate financial and operating statements reflecting your true financial condition as of the end of the preceding month and for that portion of the fiscal year then ended.

2. Maintain flooring arrangements with an approved bank or financial institution providing a wholesale flooring line according to Isuzu dealership standards exclusively for the purchase of Isuzu vehicles. Dealer acknowledges that Dealer is deficient regarding Isuzu Dealership Standard wholesales flooring line amount. Dealer agrees to provide an increased flooring line in the amount of $2,625,000 for the purchase of Isuzu vehicles within the next 90 days.

3. Providing and maintaining a new vehicle sales showroom located at 3230 Satellite Boulevard, Duluth, GA 30136, for the exclusive display and sale of Isuzu vehicles said showroom to be a minimum 1500 square feet and sufficient for the display of four (4) Isuzu vehicles.

4. Install and maintain standard signs as required by us for an Isuzu dealership, including brand, frascia, exterior service and parts, and interior parts signs where allowable under the then current local sign ordinance.

5. Having your service management and technicians attend specified Isuzu sponsored service training programs.

6. Having your sales and management personnel attend Isuzu sponsored product training sessions.

7. Maintain a designated area in the Service Department located at 3230 Satellite Boulevard, Duluth, GA 30136, for servicing Isuzu vehicles. this shall be coordinated with our designated representative and subject to our approval.

8. Maintain a specified area in the Parts Department located at 3230 Satellite Boulevard, Duluth, GA 30136, for storage of Isuzu parts. This shall be coordinated with our designated representative and subject to our approval.
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BOOMERSHINE ISUZU, INC.
dba Boomershine Isuzu
Page 2


     9. Dealer agrees that as of the date of this Agreement, Dealer is substantially deficient in Net Working Capital. Dealer agrees to correct the Net Working Capital deficiency within the term of this Agreement.

     10. Maintain and utilize the Isuzu Communication System for the submission of required monthly financial statements, parts orders, warranty claims, retail sales reporting, and all other functions which from time to time American Isuzu Motors Inc. may deem necessary.

     American Isuzu Motors Inc. reserves the right to amend the foregoing dealership standards at any time upon written notice to you.



                                             BOOMERSHINE ISUZU, INC.
                                             DBA BOOMERSHINE ISUZU
                                             3230 Satellite Boulevard
                                             Duluth, GA  30136



                                              BY
                                                -----------------------------


                                              ITS:
                                                  ---------------------------



                                              AMERICAN ISUZU MOTORS, INC.


                                              BY
                                                -----------------------------


                                              ITS: Sr. Vice President &
                                                   General Manager,
                                                   Light Vehicles
                                                  ---------------------------
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                                                                    [ISUZU LOGO]

December 5, 1997



Mr. Walter M. Boomershine, Jr.
Boomershine Isuzu, Inc.
dba Boomershine Isuzu
3230 Satellite Blvd.
Duluth, GA  30136

Dear Mr. Boomershine:

On July 30, 1992, we extended an offer to enter into an Isuzu Dealer Sales and Service Agreement with you. That offer was to remain open until December 8, 1997 and could be accepted only by your accomplishing the items listed in Exhibit B thereto prior to that date. We understand you have been unable to complete items four, sixteen and twenty-one in said Exhibit B, but will complete said items on or before December 8, 1998. That offer may be accepted on that date by your having accomplished all of the items listed in Exhibit B hereto.

We will, so long as this offer remains in effect, continue to sell you Isuzu products for resale from said facilities and honor claims for P.D.I., maintenance, warranty, policy and campaign work performed by you, all upon terms and conditions identical to those contained in Exhibit A to said offer.

Should you fail to accomplish all of the items referred to in Exhibit B to said offer on or before December 8, 1998, this offer shall be automatically revoked on that date.

Except as hereinabove indicated, all of the provisions of said offer shall remain in full force and effect, including our right, at any time, on 90 days' written notice to you, to revoke this offer. Our granting of this extension of the time within which said offer may be accepted does not obligate us to grant any further extensions thereof.

Please sign this letter and all copies indicating your receipt hereof and your agreement to continue to purchase, resell and service Isuzu products upon terms and conditions identical to those contained in Exhibit A to said offer during such times as we may be selling such products to you and honoring claims for work performed by you pursuant thereto.

                                    Very truly yours,

                                    AMERICAN ISUZU MOTORS INC.



                                    /s/ R.W. Reilly
                                    ---------------------------------------
                                    R.W. Reilly
                                    Sr. Vice President and General Manager,
                                    Light Vehicles



AGREED:

BOOMERSHINE ISUZU, INC.
DBA BOOMERSHINE ISUZU


BY  /s/ C. YANCEY                   DATE    12-19-97
  -----------------------------         -----------------------------------
ITS:  President


[AMERICAN ISUZU LETTERHEAD]